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                                                                  EXHIBIT 10.52

                               ARNOS CORPORATION

                               December 23, 1998

Mr. Philip D. Devlin
General Counsel
National Energy Group, Inc.
4925 Greenville Avenue, Suite 1400
Dallas, TX 75206

         Re: Restated Loan Agreement dated as of August 29, 1996, between National Energy Group, Inc., as Borrower; NEG-OK, Inc., and Boomer Marketing Corporation, as Guarantors; Bank One, Texas, N.A. ("Bank One") and Credit Lyonnais New York Branch ("Credit Lyonnais") as Banks, as amended (the "Loan Agreement")

Arnos Corporation, assignor of Bank One and Credit Lyonnais as Lender under the Loan Agreement, hereby notifies Borrower as follows:

              1. The acceleration of Borrower's obligations under the Loan
                 Agreement asserted by Bank One and Credit Lyonnais by letter dated December 3, 1998 is rescinded in all respects.

              2. Any and all defaults existing under the Loan Agreement as of the date hereof are hereby waived.

              3. Lender will advance to Borrower under the Loan Agreement funds sufficient to pay the interest that was due on November 2, 1998 in respect of the Company's 10-3/4% Senior Notes due 2006 upon the entry of an order of the United States Bankruptcy Court for the Northern District of Texas providing that the involuntary chapter 11 petition filed against Borrower on December 4, 1998, Case No. 398-80358-RCM-11, will be dismissed upon Borrower's payment of such interest.

                               Arnos Corporation

                              By: /s/ EDWARD MATTNER
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                              Its:
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